UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2012

The Hillshire Brands Company
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 598-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 1, 2012, the Audit Committee of the Board of Directors of The Hillshire Brands Company (the "Company"), upon the recommendation of the Company's management, determined that the Company’s consolidated financial statements for its fiscal years ended June 27, 2009, July 3, 2010 and July 2, 2011 and the unaudited financial statements for all of its fiscal quarters in fiscal year 2011 and fiscal year 2012 should no longer be relied upon. The determination was made based upon information the Company received from D.E MASTER BLENDERS 1753 N.V. ("D.E MASTER BLENDERS") regarding accounting irregularities and other adjustments within D.E MASTER BLENDERS’ Brazilian operations. D.E MASTER BLENDERS and its Brazilian operations were previously part of Sara Lee Corporation, the predecessor company to the Company, and were spun off from Sara Lee prior to the end of fiscal year 2012. The Company is evaluating the impact of these matters on its internal controls and related disclosures.

The Audit Committee and management of the Company have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

The Company issued a press release on August 1, 2012 regarding the matters disclosed in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 Press release dated August 1, 2012.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hillshire Brands Company

August 1, 2012	By:	/s/ William J. Kelley, Jr.

Name: William J. Kelley, Jr.
Title: Senior Vice President, Controller and Chief Accounting Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99	Press release dated August 1, 2012